Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors of

Lightwave Logic, Inc.

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 31, 2021, relating to the financial statements of the Company, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Morison Cogen LLP

Blue Bell, Pennsylvania

Date: July 2, 2021